[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


                                                                     Exhibit 5.1

(212) 318-6000

November 16, 2004                                                    37157.00001

Bioenvision, Inc.
345 Park Avenue
41st Floor
New York, NY 10154

        Re: Bioenvision, Inc. Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 (Registration No. 333-115816)

Ladies and Gentlemen:

               We are furnishing this opinion of counsel to Bioenvision, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Post-Effective Amendment No. 2 on Form S-3 to Form SB-2 (Registration No. 333-115816) filed by the Company on October 13, 2004 (as the same may be amended from time to time, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act for resale of:

               (i) 558,384 shares of common stock, par value $.001 per share, of the Company ("Common Shares") issued in connection with a private placement consummated in May 2004 (the "May 2004 Shares");

               (ii) 167,515 Common Shares which may be issued upon the exercise of warrants issued to investors in connection with a private placement consummated in May 2004 (the "May 2004 Warrants");

               (iii) 1,974,514 Common Shares issued in connection with a private placement consummated in March 2004 (the "March 2004 Shares");

               (iv) 613,355 Common Shares which may be issued upon the exercise of warrants issued to investors in connection with a private placement consummated in March 2004 (the "March 2004 Warrants");

               (v) 6,000,000 Common Shares which may be issued upon the conversion of 3,000,000 preferred shares issued in connection with a private placement consummated in May 2002 (the "Preferred Shares");

               (vi) 5,440,000 Common Shares which may be issued upon the exercise of warrants issued to preferred stockholders in connection with a private placement consummated in May 2002 (the "Private Placement Warrants");


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Bioenvision, Inc.
November 16, 2004
Page 2


               (vii) 5,121,613 Common Shares issued to former stockholders of Pathagon Inc. in connection with the acquisition of Pathagon Inc. in February 2002 (the "Pathagon Shares");

               (viii) 1,008,333 Common Shares which may be issued upon the exercise of warrants issued to the placement agent in connection with a private placement consummated in May 2002 (the "Placement Agent Warrants");

               (ix) 3,668,559 Common Shares issued to the co-founders, early round investors and certain former consultants and advisors for services previously rendered to the Company or on the Company's behalf (the "Co-founder Shares");

               (x) 3,644,698 Common Shares which may be issued, upon the exercise of warrants and options, to the co-founders, early round investors and certain former consultants and advisors for services previously rendered to the Company or on the Company's behalf (the "Co-founder Warrants and Options");

               (xi) 44,166 Common Shares issued to a former co-development partner for services previously rendered to the Company (the "Co-Development Shares," and, together with the May 2004 Shares, the March 2004 Shares, the Pathagon Shares and the Co-founder Shares, collectively, the "Issued Shares");

               (xii) 133,332 Common Shares which may be issued, upon the exercise of warrants, to a former co-development partner for services previously rendered to the Company (the "Co-Development Partner Warrants");

               (xiii) 1,500,000 Common Shares which may be issued upon the exercise of warrants issued in connection with a credit facility procured by the Company in November 2001 (the "Credit Facility Warrants");

               (xiv) 160,000 Common Shares which may be issued upon the exercise of warrants issued to two former financial advisors in March 2004 as payment for services previously rendered to the Company (the "March 2004 Financial Advisor Warrants"); and

               (xv) 130,277 Common Shares which may be issued upon the exercise of warrants issued to a regulatory consultant for services previously rendered to the Company (the "Regulatory Consultant Warrants," and, together with the May 2004 Warrants, the March 2004 Warrants, the Preferred Shares, the Private Placement Warrants, the Placement Agent Warrants, the Co-founder Warrants and Options, the Co-Development Partner Warrants, the Credit Facility Warrants and the March 2004 Financial Advisor Warrants, collectively, the "Convertible Securities").


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Bioenvision, Inc.
November 16, 2004
Page 3


               In our capacity as counsel for the Company in connection with the matters referred to above, we have examined and relied upon the originals, or certified copies of executed copies, of the following:

               (i) the Certificate of Incorporation, including all amendments thereto, of the Company, as certified as of November 9, 2004 by the Secretary of State of the State of Delaware;

               (ii) the By-laws of the Company, including all amendments thereto, as certified as of November 11, 2004 by the Secretary of the Company;

               (iii) the Amended and Restated Agreement and Plan of Merger among the Company, Bioenvision Acquisition Corp. and Pathagon Inc.;

               (iv) the option agreements relating to the Co-founder Options;

               (v) the warrant agreements relating to the May 2004 Warrants, the March 2004 Warrants, the Private Placement Warrants, the Placement Agent Warrants, the Co-founder Warrants, the Co-Development Partner Warrants, the Credit Facility Warrants, the March 2004 Financial Advisor Warrants and the Regulatory Consultant Warrants;

               (vi) the purchase agreements and stock certificates relating to the May 2004 Shares, the March 2004 Shares and the Preferred Shares;

               (vii) the Registration Statement filed with the Securities and Exchange Commission with respect to the Issued Shares and the Common Shares which may be issued upon conversion or exercise of the Convertible Securities (collectively, the "Shares");

               (viii) the minutes of the meetings and written consents to action of the Board of Directors of the Company authorizing and approving the issuance of the May 2004 Shares, the May 2004 Warrants, the March 2004 Shares, the March 2004 Warrants, the Preferred Shares, the Private Placement Warrants, the Pathagon Shares, the Placement Agent Warrants, the Co-founder Shares, the Co-founder Warrants and Options, the Co-Development Shares, the Co-Development Partner Warrants, the Credit Facility Warrants, the March 2004 Financial Advisor Warrants and the Regulatory Consultant Warrants; and

               (ix) such other documents as we have considered necessary to the rendering of the opinions below.

               In addition, we have obtained from public officials, officers and other representatives of the Company and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our


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Bioenvision, Inc.
November 16, 2004
Page 4


examination of the documents listed in (i)-(ix) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Company as to the accuracy and completeness of: (i) the Certificate of Incorporation and the By-laws of the Company; (ii) the Registration Statement; and (iii) the representations of the Company that (a) the minutes of the meetings, the written consents to action and the resolutions of the Board of Directors, approving, among other things, filing the Registration Statement and reserving the Shares, and (b) the Articles of Incorporation and By-laws of the Company have not been rescinded, modified or revoked.

Based upon our examination as aforesaid, we are of the opinion that:

               1. the Issued Shares have been validly issued and are fully paid and non-assessable; and

               2. the Common Shares which may be issued upon exercise or conversion of the Convertible Securities will, when issued and paid for in accordance with their respective terms, be validly issued, fully paid and non-assessable.

               In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

               (i) the opinions expressed in this letter are based upon the assumption that the Company will cause the Registration Statement to become effective and the Company will keep the Registration Statement effective and that any Common Shares issued upon the exercise or conversion of Convertible Securities will be issued only at a time when the Registration Statement is effective;

               (ii) the opinions expressed in this letter are specifically limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated herein;

               (iii) the opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof, and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

        We do not express any opinion concerning the laws of any states or jurisdictions other than the Delaware General Corporation Law (based upon a review of a standard


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Bioenvision, Inc.
November 16, 2004
Page 5


compilation thereof). No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise. We express no opinion as to any ordinance, rule or regulation of any county, municipality, city, town or village.

        This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein. By accepting this opinion, you agree that this opinion and its benefits are not assignable to, and may not be relied upon or claimed by, any person that acquires any Shares from you or that seeks to assert your rights in respect of this opinion as your assignee or successor in interest, without our prior written consent.

        We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" included therein.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP